__________________________________________________________________


		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549


				   FORM 8-K

				CURRENT REPORT



		       Pursuant to Section 13 or 15(d)
		    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 15, 1996



			   MORGAN STANLEY GROUP INC.
	    (Exact name of registrant as specified in its charter)



	 Delaware                1-9085                           13-2838811

   (State or other jurisdiction  (Commission                    (IRS Employer
   of incorporation)             File Number)                   Identification
No.)


		    1585 Broadway, New York, New York 10036
	  (Address of principal executive offices including zip code)


      Registrant's telephone number, including area code: (212) 761-4000

    ______________________________________________________________________




Item 7(c).  Exhibits

8.8 Tax Opinion of Davis Polk & Wardwell, dated March 15, 1996, relating to the registrant's 5% Mandatorily Exchangeable Notes due March 16, 1998, mandatorily exchangeable for shares of common stock of The AES Corporation, as described in Pricing Supplement No. 64 dated March 15, 1996 to the Prospectus Supplement dated March 29, 1995 and the Prospectus dated March 29, 1995 related to Registration Statement No. 33-57833.






				  SIGNATURES

	 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					     MORGAN STANLEY GROUP INC.
					     Registrant



					     /s/ Patricia A. Kurtz
					     Patricia A. Kurtz
					     Assistant Secretary


Date:    March 20, 1996



			       Index to Exhibits


Exhibit No.                      Description

8.8 Tax Opinion of Davis Polk & Wardwell, dated March 15, 1996, relating to the registrant's 5% Mandatorily Exchangeable Notes due March 16, 1998, mandatorily exchangeable for shares of common stock of The AES Corporation, as described in Pricing Supplement No. 64 dated March 15, 1996 to the Prospectus Supplement dated March 29, 1995 and the Prospectus dated March 29, 1995 related to Registration Statement No. 33-57833.



Exhibit 8.8

			     DAVIS POLK & WARDWELL
			     450 LEXINGTON AVENUE
			   NEW YORK, NEW YORK 10017


				(212) 450-4571

								March 15, 1996

Morgan Stanley Group Inc.
1585 Broadway
New York, NY 10036


	 Re:  Morgan Stanley Group Inc. Mandatorily
	       Exchangeable Notes Due March 16, 1998
Dear Sirs:

	 We have acted as special tax counsel for you in connection with the issuance of your $6,001,875 aggregate principal amount Mandatorily Exchangeable Notes due March 16, 1998, mandatorily exchangeable for shares of common stock of AES Corporation (the "Notes"). In our opinion, the discussion set forth below is a summary of the material U.S. federal income tax considerations that are generally relevant to holders of the Notes. The summary is based on tax laws in effect as of the date hereof, which are subject to change by legislative, judicial or regulatory action that in some cases may have retroactive effect. This summary does not address all of the tax considerations that may be relevant to a holder in light of such holder's particular circumstances. In particular, this summary addresses only United States Holders who hold Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and does not deal with persons subject to special rules, such as certain financial institutions, insurance companies, dealers in options or securities or purchasers holding Notes as a part of a hedging transaction or straddle or as part of a "synthetic security" or other integrated investments. This summary also does not deal with holders other than initial holders of the Notes who purchase Notes at the Issue Price. Because of the absence of authority on point, there are substantial uncertainties regarding the U.S. federal income tax consequences of an investment in the Notes.
	 As used herein, the term "United States Holder" means a holder of a Note that is (i) a United States citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source or
(iv) a person otherwise subject to U.S. federal income taxation on a net income basis in respect of such holder's ownership of the Notes.

	 We understand that you intend to treat the Notes as indebtedness. In that case, such treatment is binding on all holders except for holders who disclose on their tax returns that they are treating the Notes in a manner that is inconsistent with your treatment of the Notes. Your treatment is not, however, binding upon the Internal Revenue Service or the courts, and there can be no assurance that it will be accepted.

	 We understand that you presently intend to treat the coupon interest on the Notes as reportable interest. Under this approach, such interest would be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for United States income tax purposes.

	 Although proposed Treasury regulations addressing the treatment of contingent debt instruments were issued on December 15 1994, such regulations, which generally would require current accrual of contingent amounts and would affect the character of gain on the sale, exchange or retirement of a Note, by their terms apply only to debt instruments issued on or after the 60th day after the regulations are finalized.

	 Under general United States federal income tax principles, at maturity a United States Holder will recognize gain or loss equal to the difference between the amount realized (which, if you deliver AES Corporation Stock, will be the fair market value of such stock at the time of the exchange, plus any cash received in lieu of fractional shares) on the exchange and such Holder's tax basis in the Note. A United States Holder receiving AES Corporation Stock will have a basis in the AES Corporation Stock equal to its fair market value at the time of the exchange and a holding period in such stock beginning the day after the date of the exchange. Any loss recognized on exchange will be treated as capital loss. It is unclear, however, under existing law whether gain recognized on exchange will be treated as ordinary or capital in character. Prospective investors should consult their tax advisors regarding the character of gain recognized at maturity.

	 United States Holders that have acquired debt instruments similar to the Notes and have accounted for such debt instruments under proposed, but subsequently withdrawn, Treasury regulation Section 1.1275-4 may be deemed to have established a method of accounting that must be followed with respect to the Notes, unless consent of the Commissioner of the Internal Revenue Service is obtained to change such method. Absent such consent, such a Holder would be required to account for the Note in the manner prescribed in withdrawn Treasury regulation Section 1.1275-4. The Internal Revenue Service, however, would not be required to accept such method as correct.

	 Any gain or loss recognized on the sale or other taxable disposition of a Note prior to establishment of the Maturity Price will be treated as capital in character.

	 There can be no assurance that the ultimate tax treatment of the Notes would not differ significantly from the description herein. Prospective investors should be urged to consult their tax advisors as to the possible consequences of holding the Notes.

	 Certain noncorporate United States Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest (including original issue discount, if any) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

	 The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

	 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the offering of the Notes. We also consent to the use of our name under the caption "United States Federal Taxation" in the pricing supplement relating to the Notes (the "Pricing Supplement"). Capitalized terms appearing herein and not defined have the meanings assigned to such terms in the Pricing Supplement.

				 Very truly yours,

				 Davis Polk & Wardwell